Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Management Investment Committee
The Toro Company Retirement Plan:
We consent to the incorporation by reference in the registration statement (Nos. 033-59563, 333-11860, 333-100004, 333-119504, and 333-215251) on Form S-8 of The Toro Company of our report dated June 24, 2021, with respect to the financial statements and supplemental schedule of Schedule H, line 4i - Schedule of Assets (Held at End of Year) of The Toro Company Retirement Plan.

/s/ KPMG LLP

Minneapolis, Minnesota
June 24, 2021